AMENDED AND RESTATED
CERTIFICATE OF DESIGNATION
of
8% SERIES A CONVERTIBLE PREFERRED STOCK
of
RUBICON FINANCIAL INCORPORATED

Establishing the

Voting Powers, Designations, Preferences, Limitations,
Restrictions, and Relative Rights of

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

Rubicon Financial Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Company”), hereby certifies that the following resolution was adopted by the board of directors of the Company as required by Section 151 of the General Corporation Law at a meeting duly called and held on October 29, 2008;

                RESOLVED, that pursuant to the authority granted to and vested in the board of directors of the Corporation (the “Board”) in accordance with the provisions of the certificate of incorporation of the Company, as currently in effect, the Board hereby creates a series of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

8% Series A Convertible Preferred Stock:

The number of shares constituting the 8% Series A Convertible Preferred Stock shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of shares of 8% Series A Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into 8% Series A Convertible Preferred Stock.

Section 1.        DESIGNATION.  The Shares are designated as the Company’s 8% Series A Convertible Preferred Stock (the “Shares”).

Section 2.        DIVIDEND PROVISIONS. The holders of the Shares will be entitled to a preferred dividend at the rate of 8% per annum.  Dividends on the Shares will be cumulative and shall be paid, solely at the option and discretion of the Company, either (i) in cash, or (ii) in shares of the Company’s Common Stock at a price equal to $0.50 per share (4 shares of Common Stock for each Preferred Share).  Dividends shall be paid semi-annually.

Section 3.        REDEMPTION.

(a)           This Company may at any time following the first anniversary from the date of issuance (the “Redemption Date”), at the option of the Board, redeem in whole or in part the Shares by paying in cash in exchange for the Shares to be redeemed a sum equal to the Original Series A Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such Shares) plus all declared or accumulated but unpaid dividends on such Shares (the “Redemption Price”). Any redemption affected pursuant to this provision shall be made on a pro rata basis among the holders of the Shares in proportion to the number of Shares then held by them.

(b)           Subject to the rights of series of preferred stock which may from time to time come into existence, at least ten (10) but no more than sixty (60) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Shares to be redeemed, at the address last shown on the records of this Company for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this Company, in the manner and at the place designated, his, her or its certificate or certificates representing the Shares to be redeemed (the “Redemption Notice”). Except as provided in subsection (4)(c) on or after the Redemption Date, each holder of Shares to be redeemed shall surrender to this Company the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the Shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed Shares.

(c)           From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Shares designated for redemption in the Redemption Notice as holders of Shares (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such Shares, and such Shares shall not thereafter be transferred on the books of this Company or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of preferred stock which may from time to time come into existence, if the funds of the Company legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such Shares ratably among the holders of such Shares to be redeemed based upon their holdings of Shares. The Shares not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of preferred stock which may from time to time come into existence, at any time thereafter when additional funds of the Company are legally available for the redemption of shares of Shares, such funds will immediately be used to redeem the balance of the Shares which the Company has become obliged to redeem on any Redemption Date but which it has not redeemed.

Section 4.        CONVERSION. The holders of the Shares shall have conversion rights as follows (the “Conversion Rights”):

(a)           Right to Convert. Each Share shall be convertible into shares of the Company’s Common Stock at a price per share of $0.50 (the “Conversion Price”) (i.e. every 1 Share converts to 4 shares of Common Stock), at the option of the holder thereof, at any time following the date of issuance of such Share and on or prior to the fifth (5th) day prior to the Redemption Date, if any, as may have been fixed in any Redemption Notice with respect to the Shares, at the office of this Company or any transfer agent for such stock.

(b)           Automatic Conversion. Each Share shall automatically be converted into shares of Common Stock on the first day of the thirty-sixth (36th) month following the original issue date of the Shares, at the Conversion Price per share.

(c)           Mechanics of Conversion. Before any holder of Shares shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Company or of any transfer agent for the Shares, and shall give written notice to this Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Shares to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(d)           No Impairment. This Company will not, by amendment of its Certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Company, but will at all times in good faith assist in the carrying out of all the provisions of this section and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Shares against impairment.

(e)           Reservation of Stock Issuable Upon Conversion. This Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Shares; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Shares, in addition to such other remedies as shall be available to the holder of such Shares, this Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Company’s Certificate of incorporation.

(f)           Notice. Any notice required by the provisions of this section to be given to the holders of Shares shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Company.

Section 5.        LIQUIDATION PREFERENCE.

(a)           In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, subject to the rights of series of preferred stock that may from time to time come into existence, the holders of Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $2.00 for each outstanding Share (the “Original Series A Issue Price”) and (ii) an amount equal to 12% of the Original Series A Issue Price for each 12 months that has passed since the date of issuance of any Shares plus any accrued or declared but unpaid dividends on such Share (such amount (of declared but unpaid dividends) being referred to herein as the “Premium”). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of preferred stock that may from time to time come into existence, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Shares in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b)           Upon the completion of the distribution required by subparagraph (a) above and any other distribution that may be required with respect to series of preferred stock that may from time to time come into existence, the remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of Shares and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Shares).

(i) For purposes of this provision, a liquidation, dissolution or winding up of this Company shall be deemed to be occasioned by, or to include, (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (B) a sale of all or substantially all of the assets of the Company; unless the Company’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

(ii)           In any of such events, if the consideration received by the Company is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A)           Securities not subject to investment letter or other similar restrictions on free marketability (covered by (B) below):

(1)           If traded on a securities exchange (NASDAQ, AMEX, NYSE, etc.), the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

(2)           If traded on a quotation system, such as the Over-the-Counter Bulletin Board or Pink Sheets, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

(3)           If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Company and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

(B)           The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Company and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

(iii)           In the event the requirements of this provision are not complied with, this Company shall forthwith either:

(A)           cause such closing to be postponed until such time as the requirements of this provision have been complied with; or

(B)           cancel such transaction, in which event the rights, preferences and privileges of the holders of the Shares shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 3(c)(iv) hereof.

(iv)           The Company shall give each holder of record of Shares written notice of such impending transaction not later than ten (10) days prior to the shareholders’ meeting called to approve such transaction, or ten (10) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Shares that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Shares.

Section 6.        VOTING RIGHTS. The holder of each Share shall not have any voting rights, except in the case of voting on a change in the preferences of Shares.

Section 7.       PROTECTIVE PROVISIONS. So long as any Shares are outstanding, this Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of Shares which is entitled, other than solely by law, to vote with respect to the matter, and which Shares represents at least a majority of the voting power of the then outstanding Shares:

(a)           sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of;

(b)           alter or change the rights, preferences or privileges of the Shares so as to affect adversely the Shares;

(c)           increase or decrease (other than by redemption or conversion) the total number of authorized shares of preferred stock;

(d)           authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security (i) having a preference over, or being on a parity with, the Shares with respect to dividends or upon liquidation, or (ii) having rights similar to any of the rights of the Preferred Stock; or

(e)	amend the Company’s Certificate of Incorporation or bylaws.

In WITNESS WHEREOF, the undersigned hereby declares and certifies that this Amended and Restated Certificate of Designation is executed on behalf of the Company as of this 30th day of October, 2008.

Company:
Rubicon Financial Incorporated

By: /s/ Joseph Mangiapane, Jr.
Joseph Mangiapane, Jr., CEO